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                                                                    EXHIBIT 12.1

                       RATIO OF EARNINGS TO FIXED CHARGES

      The ratio of earnings to fixed charges for the three months ended March 31, 1999 is: 3.1:1

      For purposes of computing these ratios, earnings have been calculated by adding fixed charges (excluding capitalized interest) to income before extraordinary items. Fixed charges consist of interest costs, whether expensed or capitalized, preferred stock dividend requirements, the interest component of rental expense, if any, and amortization of debt discounts and issue costs, whether expensed or capitalized.

                CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
                        THREE MONTHS ENDED MARCH 31, 1999
                          (DOLLAR AMOUNTS IN THOUSANDS)

                EARNINGS:

                Net income                                $20,993
                Interest expense (including debt
                  discount and debt issuing costs)          9,890
                Capitalized interest                          126
                Other adjustments                             268
                                                          -------
                                                          $31,277
                                                          =======

                FIXED CHARGES:

                Interest expense (including debt
                discount and debt
                    issuing costs)                        $ 9,890
                Capitalized interest                          126
                Other adjustments                              83
                                                          -------
                                                          $10,099
                                                          =======

                RATIO OF EARNINGS TO FIXED CHARGES        3.1:1


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